EXHIBIT R
CERTAIN INFORMATION REGARDING THE SHAREHOLDERS
     The following table sets forth the name, citizenship and present principal occupation or employment of each of the Individual Shareholders, and the name and principal business of any corporation or other organization in which such occupation or employment is conducted. The business address of each of the Individual Shareholders other than Timothy J. Maguire, is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, and each is a citizen of the United States. Timothy J. Maguire’s business address is 27101 Puerta Real, Suite 200, Misson Viejo, CA 92691.
INDIVIDUAL SHAREHOLDERS:

SHAREHOLDER	PRESENT PRINCIPAL OCCUPATION

James J. Maguire	Chairman of the Board of Philadelphia Consolidated Holding Corp.

James J. Maguire, Jr.	President and Chief Executive Officer of Philadelphia Consolidated Holding Corp.

Christopher J. Maguire	Executive Vice President of Philadelphia Consolidated Holding Corp.

Frances M. Maguire	Co-Director of The Maguire Foundation

Timothy J. Maguire	Senior Vice President of Philadelphia Consolidated Holding Corp.

Craig P. Keller	Executive Vice President and Chief Financial Officer of Philadelphia Consolidated Holding Corp.

Sean S. Sweeney	Executive Vice President of Philadelphia Consolidated Holding Corp.
     To the best knowledge of TM Holdings, none of the Individual Shareholders has during the last five years (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.
TRUST SHAREHOLDERS:

TRUSTEE
(OR, WITH RESPECT
TO THE MAGUIRE
	PLACE OF		FOUNDATION,
SHAREHOLDER	FORMATION	ADDRESS	DIRECTOR)

The Maguire Foundation	Pennsylvania	c/o James J. Maguire	James J. Maguire
		One Bala Plaza, Suite 100,	Frances M. Maguire
Bala Cynwyd, PA 19004

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TRUSTEE
(OR, WITH RESPECT
TO THE MAGUIRE
	PLACE OF		FOUNDATION,
SHAREHOLDER	FORMATION	ADDRESS	DIRECTOR)

Trust for the Benefit of	Pennsylvania	c/o Robert I. Friedman, Esq.	Christopher J. Maguire
Christopher J. Maguire		WolfBlock LLP	Robert I. Friedman
under the James J. Maguire		1650 Arch Street, 22nd Floor
1995 Annuity Trust dated		Philadelphia, PA 19103
February 9, 1995

James J. Maguire 2004	Pennsylvania	c/o Robert I. Friedman, Esq.	Frances M. Maguire
Annuity Trust dated		WolfBlock LLP
February 9, 2004		1650 Arch Street, 22nd Floor
Philadelphia, PA 19103

Trust for the Benefit of Tara	Pennsylvania	c/o Robert I. Friedman, Esq.	Frances M. Maguire
M. Maguire under the		WolfBlock LLP	Robert I. Friedman
James J. Maguire 1995		1650 Arch Street, 22nd Floor
Annuity Trust dated		Philadelphia, PA 19103
February 9, 1995

Trust for the Benefit of	Pennsylvania	c/o Robert I. Friedman, Esq.	James J. Maguire, Jr.
James J. Maguire, Jr. under		WolfBlock LLP	Robert I. Friedman
the James J. Maguire 1995		1650 Arch Street, 22nd Floor
Annuity Trust dated		Philadelphia, PA 19103
February 9, 1995

Trust for the Benefit of	Pennsylvania	c/o Robert I. Friedman, Esq.	Frances M. Maguire
Timothy J. Maguire under		WolfBlock LLP	Robert I. Friedman
the James J. Maguire 1995		1650 Arch Street, 22nd Floor
Annuity Trust dated		Philadelphia, PA 19103
February 9, 1995

James J. Maguire, Jr. 2008	Pennsylvania	c/o Robert I. Friedman, Esq.	James J. Maguire, Jr.
Annuity Trust dated May		WolfBlock LLP
30, 2008		1650 Arch Street, 22nd Floor
Philadelphia, PA 19103

James J. Maguire 2008	Pennsylvania	c/o Robert I. Friedman, Esq.	Frances M. Maguire
Annuity Trust dated July		WolfBlock LLP
1, 2008		1650 Arch Street, 22nd Floor
Philadelphia, PA 19103

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